EXHIBIT 10.6






                            ASSET PURCHASE AGREEMENT

                                DATED MAY 6, 1996

                                 BY AND BETWEEN

                          OUTSOURCE INTERNATIONAL, INC.

                                    AS BUYER

                                       AND

                               CST SERVICES, INC.,

                                    AS SELLER








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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS



SECTION                                                                  PAGE

1.  SALE OF ASSETS; ASSUMPTION OF LIABILITIES............................- 1 -
    1.1      SALE OF ASSETS OF SELLER....................................- 1 -
    1.2      ASSETS RETAINED BY SELLER...................................- 2 -
    1.3      ASSUMPTION OF LIABILITIES...................................- 3 -
    1.4      PAYMENT FOR ASSETS..........................................- 3 -
    1.5      ALLOCATION OF PURCHASE PRICE................................- 3 -
    1.6      PAYMENT OF PURCHASE PRICE...................................- 3 -
    1.7      ENCUMBRANCES................................................- 4 -
    1.8      EARNOUT.....................................................- 4 -
    1.9      PAYMENT OF EARNOUT..........................................- 4 -


2.  CLOSING DATE.........................................................- 4 -
    2.1      TIME AND PLACE OF CLOSING...................................- 4 -
    2.2      DELIVERIES BY SELLER........................................- 5 -
    2.3      DELIVERIES BY BUYER.........................................- 5 -


3.  REPRESENTATIONS AND WARRANTIES OF SELLER.............................- 6 -
    3.1      TITLE TO ASSETS.............................................- 6 -
    3.2      CORPORATE STATUS OF CST.....................................- 6 -
    3.3      AUTHORITY CONCERNING THIS AGREEMENT.........................- 6 -
    3.4      CONDITION OF REAL AND PERSONAL PROPERTY; LEASES.............- 7 -
    3.5      FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES...............- 7 -
    3.6      ABSENCE OF CERTAIN CHANGES OR EVENTS........................- 7 -
    3.7      CONTRACTS AND COMMITMENTS...................................- 9 -
    3.8      ACCOUNTS RECEIVABLE.........................................- 9 -
    3.9      INTELLECTUAL PROPERTY......................................- 10 -
    3.10     TAXES......................................................- 10 -
    3.11     LITIGATION.................................................- 11 -
    3.12     EMPLOYEE BENEFIT PLANS; ERISA..............................- 11 -
    3.13     CONSENTS AND APPROVALS; NO VIOLATION.......................- 12 -
    3.14     LICENSES, PERMITS AND AUTHORIZATIONS.......................- 12 -
    3.15     INSURANCE..................................................- 12 -
    3.16     GUARANTEES.................................................- 12 -
    3.17     CORPORATE AND PERSONNEL DATA; LABOR RELATIONS..............- 12 -


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    3.18     COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.................- 13 -
    3.19     ACCURACY OF INFORMATION FURNISHED..........................- 13 -


4.  REPRESENTATIONS AND WARRANTIES OF BUYER.............................- 13 -
    4.1      ORGANIZATION...............................................- 13 -
    4.2      AUTHORITY CONCERNING THIS AGREEMENT........................- 13 -


5.  INDEMNIFICATION AND SETOFF..........................................- 14 -
    5.1      INDEMNIFICATION OBLIGATION OF SELLER.......................- 14 -
    5.2      INDEMNIFICATION OBLIGATION OF BUYER........................- 14 -
    5.3      INDEMNITY PROCEDURE........................................- 14 -
    5.4      PAYMENT....................................................- 15 -


6.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE................- 15 -
    6.1      PERFORMANCE OF OBLIGATIONS.................................- 15 -
    6.2      REPRESENTATIONS AND WARRANTIES.............................- 15 -
    6.3      DELIVERIES.................................................- 15 -
    6.4      EMPLOYMENT.................................................- 15 -
    6.5      SCHMIDT'S EMPLOYMENT.......................................- 16 -


7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.................- 16 -
    7.1      PERFORMANCE OF OBLIGATIONS.................................- 16 -
    7.2      APPROVALS..................................................- 16 -
    7.3      ACCESS.....................................................- 16 -
    7.4      FINANCIAL STATEMENTS.......................................- 16 -
    7.5      PROPERTY...................................................- 16 -
    7.6      APPROVAL...................................................- 17 -
    7.7      LITIGATION.................................................- 17 -
    7.8      NONCOMPETITION AGREEMENT...................................- 17 -
    7.9      DISCLOSURE SCHEDULE........................................- 17 -
    7.10     DELIVERIES.................................................- 17 -
    7.11     REPRESENTATIONS AND WARRANTIES.............................- 17 -


8.  POST-CLOSING COVENANTS..............................................- 17 -

    8.1      ACCOUNTS RECEIVABLE OF BUYER...............................- 17 -
    8.2      ACCOUNTS RECEIVABLE OF SELLER..............................- 17 -
    8.3      ACCOUNTS RECEIVABLE REPORTS................................- 17 -
    8.4      BULK SALES.................................................- 17 -
    8.5      FURTHER ASSURANCES.........................................- 18 -


9.  MISCELLANEOUS.......................................................- 18 -
    9.1      ENTIRE AGREEMENT...........................................- 18 -
    9.2      AMENDMENT..................................................- 18 -
    9.3      NO THIRD PARTY BENEFICIARY.................................- 18 -
    9.4      SURVIVABILITY..............................................- 18 -
    9.5      WAIVERS AND REMEDIES.......................................- 18 -


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    9.6      SEVERABILITY...............................................- 18 -
    9.7      DESCRIPTIVE HEADINGS/RECITALS..............................- 19 -
    9.8      COUNTERPARTS...............................................- 19 -
    9.9      NOTICES....................................................- 19 -
    9.10     SUCCESSORS AND ASSIGNS.....................................- 19 -
    9.11     APPLICABLE LAW.............................................- 20 -
    9.12     BROKERS AND AGENTS.........................................- 20 -
    9.13     EXPENSES...................................................- 20 -
    9.14     CONFIDENTIALITY............................................- 20 -
    9.15     CERTAIN INTERPRETATIONS....................................- 20 -
    9.16     CONSENT TO JURISDICTION....................................- 20 -
    9.17     EQUITABLE RELIEF...........................................- 21 -






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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 6th day of May,1996 ("Agreement"), by and between OutSource International, Inc., an Illinois corporation ("Buyer"), and CST Services, Inc., a Massachusetts corporation ("CST" or "Seller").

                                    RECITALS:

         WHEREAS, the Seller operates a temporary help service, in and around Leominster, Massachusetts, from a business known as CST Services which is located at 42 Main Street, Suite 9, Leominster, Massachusetts 01453 (the "Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and conditions set forth herein, substantially all of the assets of the Seller, which together constitute substantially all of the assets that are used in connection with, necessary for, or beneficial to, the operation of the Business;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

         1.1 SALE OF ASSETS OF SELLER. Subject to the terms and conditions hereof, Seller will sell, convey, assign, transfer and deliver to Buyer at the Closing (as hereafter defined), and Buyer will purchase and accept at the Closing, all assets, properties, privileges, rights, interests, business and goodwill owned by Seller or in which Seller has an interest (except the Excluded Assets, as hereinafter defined), and used or held for use in connection with the operation of the Business, of every kind and description, real, personal and mixed, tangible and intangible and wherever located (such assets, properties, privileges, rights, interests, business and goodwill being transferred hereunder are hereinafter referred to collectively as the "Assets"). Without limiting the generality of the foregoing, the Assets shall include all of Seller's right, title and interest in and to the following (except to the extent any of the following constitute Excluded Assets):

               (a) All supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements and other tangible property owned by Seller or used by Seller in connection with


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the Business, including the tangible assets listed on SCHEDULE 3.4, and Seller's interests as lessee in any leases with respect to any of the foregoing or with respect to any real property;

               (b) All of Seller's right, title and interest under all agreements or contracts to which it is a party or by which it or the Assets are bound or which otherwise relate to the Business, including, without limitation, the documents listed in EXHIBIT A or SCHEDULE 3.7 hereto;

               (c) All of Seller's right, title and interest in and to the Intellectual Property (as hereafter defined) owned by Seller or used in the Business;

               (d) All proprietary knowledge, trade secrets, technical information, quality control data, processes (whether secret or not), methods, and other similar know-how or rights used in the Business;

               (e)    All of Seller's utility, security and other deposits;

               (f) The Business as a going concern and its Permits (as hereafter defined), licenses, telephone numbers, customer lists, vendor lists, advertising material and data, restrictive covenants, choses in action, rights of recovery, rights of recoupment, lists of temporary employees, together with all books, computer software, files, papers, records and other data of Seller relating to its assets, properties, business and operations;

               (g) All rights of Seller's in and to its tradenames and trademarks used in the Business, all variants thereof and all goodwill associated therewith; and

               (h) All other property and rights of every kind or nature owned by Seller or used in the Business, including but not limited to the employment applications of temporary and permanent staff (the "Applications").

         1.2 ASSETS RETAINED BY SELLER. There shall be excluded from the Assets and retained by Seller all of the following (collectively, the "Excluded Assets"):

               (a) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

               (b) all of Seller's accounts receivable, cash and cash equivalents;

               (c) any of the rights of Seller under this Agreement (or under any agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).


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         1.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, and shall agree to satisfy and discharge as the same become due only those liabilities and obligations of Seller specifically listed on EXHIBIT A hereto (the "Assumed Obligations"). Buyer shall not assume or be responsible at any time for any liability, obligation, debt or commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, that is not expressly listed on EXHIBIT A hereto. Without limiting the generality of the foregoing sentence, Buyer shall not assume or be responsible for any of the following: any amounts due to any of Seller's creditors listed on EXHIBIT A hereto in excess of the amounts expressly listed thereon; any matured obligations under leases, licenses, contracts or agreements in excess of the amounts expressly listed on EXHIBIT A hereto; any liabilities, obligations, debts or commitments of Seller incident to, arising out of, or incurred with respect to, this Agreement and the transactions contemplated hereby; any and all sales, use, franchise, income, gross receipts, excise, payroll, personal property (tangible or intangible), real property, ad-valorem, value added, leasing, leasing use, or other taxes, levies, imposts, duties, charges or withholdings of any nature arising out of the transactions contemplated hereby.

         Seller further agrees to satisfy and discharge as the same shall become due all of its obligations and liabilities not specifically assumed by Buyer hereunder. Buyer's assumption of the Assumed Obligations shall in no way expand the rights and remedies of third parties against Buyer as compared to the rights and remedies which such parties would have had against Seller had this Agreement not been consummated.

         1.4 PAYMENT FOR ASSETS. Buyer shall purchase the Assets for a maximum aggregate purchase price (the "Purchase Price") of One Million Seven Hundred Eighty Thousand Dollars ($1,780,000), calculated in the manner set forth on EXHIBIT F hereto, including the Earnout (as described in Section 1.8 of this Agreement).

         1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on EXHIBIT B hereto (the "Allocation"). The Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code and applicable Treasury regulations. The Buyer and Seller shall (i) be bound by the Allocation for purposes of determining any Taxes (as hereafter defined), (ii) prepare and file tax returns on a basis consistent with the Allocation and (iii) take no position inconsistent with the Allocation in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of the receipt of such notice.

         1.6 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price as follows:

               (a) Buyer shall pay One Million Two Hundred Thousand Dollars ($1,200,000.00) to CST by cashier's check or bank wire (the "Cash Payment") at Closing; and

               (b) At Closing, Buyer shall deliver to CST a promissory note in substantially the form attached as EXHIBIT C hereto in the principal amount of Two Hundred Thousand Dollars

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($200,000.00) (the "Promissory Note"). The Promissory Note shall bear interest at the rate of seven percent (7%) per annum and shall be payable in two (2) annual installments on December 31, 1996 and December 31, 1997 as set forth in the Promissory Note.

               (c) Buyer shall pay the Earnout as set forth in Section 1.8 of this Agreement.

         1.7 ENCUMBRANCES. The Assets shall be sold and conveyed to Buyer free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever, except for the matters set forth in
SCHEDULE 3.1 hereto (the "Permitted Liens").

         1.8 EARNOUT. In addition to the Purchase Price, the Buyer shall pay the Seller an earnout (the "Earnout") for the period beginning June 1, 1996 and ending May 31, 1997 ("Period 1") and for a second period beginning on June 1, 1997 and ending May 31, 1998 ("Period 2") (Period 1 and Period 2 are hereafter individually referred to as a "Period" and collectively as the "Periods"). The amount of the Earnout for Period 1 shall be calculated by computing the Net Income Before Taxes (as defined in EXHIBIT F) and then multiplying three and one-half (3.5) times the amount by which the Net Income Before Taxes for Period 1 exceeds Four HundredEighty Four Thousand Dollars ($484,000.00); the resulting amount shall equal the amount of Earnout for Period 1. The amount of the Earnout for Period 2 shall be calculated by computing the Net Income Before Taxes and then multiplying one and one-half (1.5) times the amount by which the Net Income Before Taxes for Period 2 exceeds Four Hundred-Eighty Four Thousand Dollars ($484,000.00); the resulting amount shall equal the amount of Earnout for Period
2. Notwithstanding the foregoing, the aggregate Earnout for the Periods shall not exceed an aggregate total of Three Hundred-Eighty Thousand Dollars ($380,000.00). The determination of the Net Income Before Taxes will be calculated using 1995 Workers' Compensation rates paid by the Seller, 1995 unemployment tax rates paid by the Seller and professional fees of Fifty Thousand Dollars ($50,000.00). All other operating costs, before corporate overhead and corporate taxes, will be included accordance with generally accepted accounting principles. Corporate overhead and corporate taxes shall not be taken into account in calculating Net Income Before Taxes. Seller and its advisors shall be entitled to examine and copy all records reasonably necessary to calculate the amount of any Earnout payment. Until the Periods are completed and the final Earnout payment has been made, Seller shall receive complete monthly statements from Buyer regarding the financial condition and operation of Buyer's Leominster office.

         1.9 PAYMENT OF EARNOUT. The calculation of the Earnout amount for each Period will be made within forty-five (45) days of the end of each such Period, and payment of the Earnout will be made by Buyer to Seller within fifteen (15) days following such calculation.

2.  CLOSING DATE.

         2.1 TIME AND PLACE OF CLOSING. The closing of the sale and purchase of the Assets (the "Closing") will take place at the corporate offices of Buyer at 8000 North Federal Highway,

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Boca Raton, Florida at 10:00 a.m., Eastern Daylight Time, on May 6, 1996 or at
such other time and place as the parties may establish (the date of the Closing being hereinafter referred to as the "Closing Date"). The transactions contemplated hereby shall be deemed to be effective as of 12:01 a.m., Eastern Daylight Time, on the Closing Date.

         2.2 DELIVERIES BY SELLER. At or prior to the Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer the following:

               (a) A Bill of Sale, in substantially the form attached as EXHIBIT D hereto;

               (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

               (c) A Noncompetition Agreement in substantially the form attached as EXHIBIT G hereto executed by Claire Schmidt ("Schmidt").

               (d) An Assignment of Applications, in substantially the form attached as EXHIBIT H hereto;

               (e) A Certificate executed as of the Closing Date by a duly authorized officer of CST certifying: (i) the resolutions of the Board of Directors and Shareholders of CST approving the transactions contemplated hereby, and (ii) as to the accuracy of CST's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by CST at or before Closing; and

               (f) The documents required pursuant to Section 7 of this Agreement.

         2.3 DELIVERIES BY BUYER. At or prior to Closing, Buyer shall execute and deliver or cause to be executed and delivered to Seller the following:

               (a)    The Promissory Note;

               (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

               (c) A Certificate executed as of the Closing Date by a duly authorized officer of Buyer certifying: (i) the resolutions of the Board of Directors of Buyer approving the transactions contemplated hereby, and (ii) as to the accuracy of Buyer's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by Buyer at or before Closing; and

               (d) Such other instruments of assumption as Seller and its counsel may reasonably request.

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3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as a material inducement to
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to Buyer. Exceptions to such representations and warranties are set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference. The phrase "to Seller's knowledge" or similar language used in this Section 3 shall mean the best knowledge of Seller after reasonable investigation.

         3.1 TITLE TO ASSETS. Except as described in SCHEDULE 3.1 hereto, Seller has good, marketable and unencumbered title to the Assets (or, with respect to any personal property leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever, and has full right and authority to transfer and deliver all the Assets. Except as described in
SCHEDULE 3.1 hereto, upon consummation of the transactions contemplated hereby, Seller will have transferred to Buyer good, marketable and unencumbered title to the Assets (or with respect to any personal property leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever. The Assets constitute all of the assets that are used in connection with, necessary for, or beneficial to the operation of the Business.

         3.2 CORPORATE STATUS OF CST. CST is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CST is qualified to do business and in good standing in each jurisdiction where the operation of its business requires that it be so qualified. CST has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. An accurate and complete copy of the Articles of Incorporation and Bylaws of CST, as presently in effect, are included as an attachment to SCHEDULE 3.2 hereto.

         3.3 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Seller of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Seller. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Seller, and enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

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         3.4 CONDITION OF REAL AND PERSONAL PROPERTY; LEASES. Seller does not own any real property. All real property leased by Seller and used in the operation of the Business is listed and described in SCHEDULE 3.4 hereto. All buildings and improvements located thereon are in good condition and repair, subject only to normal wear and tear. All material items of tangible personal property and assets owned or leased by Seller and used in the operation of the Business are described in SCHEDULE 3.4 hereto. All machinery and equipment listed in SCHEDULE 3.4 conforms to all applicable ordinances, regulations, and zoning or other laws. Except as described in SCHEDULE 3.4, all items listed on
SCHEDULE 3.4 are in good operating condition and repair, subject only to normal wear and tear, and are adequate to conduct the Business as it is now being conducted. Seller has delivered to Buyer accurate and complete copies of all leases relating to personal property leased by Seller and used in the operation of the Business and, except as described in SCHEDULE 3.4, all such leases are in full force and effect, no event of default has been declared thereunder and, to the Seller's knowledge, no basis for any default exists. No such lease of personal property is subject to termination or modification as a result of the transactions contemplated hereby.

         3.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Attached hereto as part of SCHEDULE 3.5 are the Seller's Financial Statements up through the period ending December 31, 1995. The Financial Statements (x) present fairly the financial position and results of operations of the Seller for the dates or periods indicated thereon, (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and (z) accurately reflect the transactions, assets and liabilities of Seller as of the dates and for the periods presented. Except as set forth in the Financial Statements or on SCHEDULE 3.5 hereto, Seller has no debts, liabilities or obligations, whether direct or indirect, accrued, absolute, contingent, matured, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with generally accepted accounting principles. Seller is not aware of any basis for the assertion of any claims or liabilities of any nature which are not fully reflected or reserved against in the Financial Statements or otherwise disclosed in SCHEDULE 3.5 hereto.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 22, 1996, Seller has conducted its business only in the normal and ordinary course in substantially the same manner as heretofore conducted and has used all reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act that might have a material adverse effect upon the value of such business as a going concern or upon the Assets. No event has occurred to prevent the Seller's business from operating in a normal and usual manner and in substantially the same manner as heretofore operated. Except as expressly set forth in SCHEDULE 3.6 hereto, since March 22, 1996:

               (a) there has not been any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Seller's business or the Assets;

               (b) there has not been any (I) increase (other than normal merit or cost-of-living increases in the ordinary course of business and consistent with past practices) or material

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change: (y) in compensation or bonuses payable to or to become payable by Seller to its officers, employees or agents, or (z) in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers, employees or agents; or (ii) other material change in the employment terms of any officer, employee or agent of Seller;

               (c) there has not been any sale, transfer or other disposition of any tangible or intangible asset, or real or personal property or interest therein, or any mortgage, lien or encumbrance placed thereon except in the ordinary course of business and consistent with past practice;

               (d) there have not been any capital expenditures, capital additions, capital improvements or charitable contributions made, or committed to be made, involving, individually or in the aggregate, Three Hundred Dollars ($300.00) or more, without the prior written consent of Buyer;

               (e) there has not been any failure to maintain Seller's books, accounts and records in the usual, regular and ordinary manner and in accordance with good business practices and consistent with past practice;

               (f) there has not been any action taken or omitted to be taken by Seller which could cause (with or without the giving of notice or the passage of time, or both) the breach, default, acceleration, amendment, termination or waiver of or under any Material Agreement (as hereinafter defined) or the imposition of any lien, encumbrance, mortgage or other claim or charge against the Assets;

               (g) there has not been any liability, obligation or commitment incurred by Seller involving, individually or in the aggregate, more than $10,000.00;

               (h) Seller has not entered into, nor has Seller or the Assets become subject to, any contracts, agreements, commitments, indentures, mortgages, notes, bonds, license, real or personal property leases or other obligations of the type required to be disclosed in SCHEDULE 3.7 hereto that are not otherwise disclosed herein;

               (i) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any person or entity;

               (j) there has been no change made or authorized in the charter or bylaws of Seller;

               (k) Seller has not issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain any of its capital stock;

               (l) Seller has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

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               (m)    Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

               (n) there has not been any other event or condition of any character which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Assets or on the business, financial condition or operations of Seller; and

               (o) there has not been any commitment to do any of the foregoing.

         3.7 CONTRACTS AND COMMITMENTS. EXHIBIT A and SCHEDULE 3.7 hereto together include a true, correct and complete list of all material contracts, agreements, commitments, indentures, mortgages, notes, bonds, licenses, real and personal property leases and other obligations to which Seller is a party, by which Seller or its assets or properties are bound or may be affected or which otherwise relate to the Business (the "Material Agreements"). Without limiting the generality of the foregoing, the term Material Agreement includes: (a) any lease or license with respect to any Assets, whether a Seller is tenant, landlord, licensor or licensee thereunder; (b) any agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Assets; (C) any agreement concerning a partnership or joint venture; (d) any agreements between Seller on the one hand and any of its shareholders, officers, directors or employees on the other; (e) any agreement relating to confidentiality or noncompetition; (f) any preferential purchase right, right of first refusal or similar agreement; (g) any agreement entered into outside of the ordinary course of business; or (h) any other agreement (or group of related agreements) which could involve expenditures (in cash or in kind) by Seller in excess of $2,500.00 per year. True and complete copies of all of the Material Agreements are included as part of SCHEDULE 3.7 hereto. Each of the Material Agreements listed in EXHIBIT A and SCHEDULE 3.7 are valid, binding and enforceable in accordance with their respective terms and are in full force and effect and were entered into in the ordinary course of business on an "arms length" basis. No part of Seller's rights or benefits under any Material Agreement has been assigned, transferred, or in any way encumbered. Seller is not in breach of nor has Seller defaulted under any of the Material Agreements and no occurrence or circumstance exists which constitutes (with or without the giving of notice or the passage of time or both) a breach or default by Seller under any Material Agreement. To Seller's knowledge, the other parties to the Material Agreements are not in default thereunder and no occurrence or circumstance exists which constitutes or would constitute (with or without the giving of notice or the passage of time or both) a breach or default by the other party thereunder. Except as set forth on SCHEDULE 3.7 hereto, neither Seller nor any of the Assets are bound by or subject to any contract, agreement, commitment, indenture, mortgage, note, bond, license, real or personal property lease or other obligation which on the Closing Date cannot be terminated upon thirty (30) days' written notice by Seller or Buyer without penalty or other obligation being incurred upon such termination.

         3.8 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 3.8 hereto, all of Seller's accounts receivable have arisen in the ordinary course of business and, together with the allowance for doubtful accounts, have been reflected in the Seller's Financial Statements in accordance with generally accepted accounting principles. All such accounts receivable are bona fide, valid and binding receivables representing obligations for the face dollar amount thereof and will be collected in full (subject to the allowance for doubtful accounts as set forth on Seller's Financial Statements) within ninety (90) days of their due date and are subject to no defenses, counterclaims or set-offs of any nature whatsoever. The allowance for doubtful accounts set forth in the Seller's Financial Statements is fully adequate to cover any losses anticipated on such receivables. All accounts receivable for all work performed or services provided prior to May 6, 1996 shall be the property of the Seller (regardless of the date when invoices for such work or services are sent) and any payments forwarded to Buyer for any such accounts receivable shall be turned over to the Seller pursuant to Section 8.2.

         3.9 INTELLECTUAL PROPERTY. Seller owns or is licensed to use all trade names, service marks and other trade designations, including common law rights, registrations, applications for registration, technology, know-how or processes necessary to conduct the Business ("Intellectual Property"), free and clear of and without conflict with the rights of others. Seller does not own any patents, trademarks or copyrights. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that Seller owns or uses and to consummate the transfer and assignment thereof to Buyer. Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of third parties, and Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller. SCHEDULE 3.9 hereto contains a true and correct description of the following:

               (a) All Intellectual Property currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party; and

               (b) All agreements relating to Intellectual Property that Seller is licensed or authorized to use from others or which Seller licenses or authorizes others to use.

         3.10 TAXES. All federal, state, local and foreign tax returns (including information returns) and reports of Seller required by any applicable law, rule, regulation or procedure of any federal, state, local or foreign agency, authority or body to be filed have been duly filed by such Seller. Seller has either (i) paid all federal, state, county, local, foreign and other taxes (hereinafter "Taxes" or individually a "Tax") required to be paid by them through the Closing Date and all deficiencies or other additions to Tax, including interest or penalties owed in connection with any such Taxes or (ii) included adequate provision for all such Taxes and deficiencies or other additions to Tax applicable to Seller in the Seller's Financial Statements. All Taxes and other assessments and levies required to be collected or withheld by Seller with respect to the operation of its business from customers with respect to sales of products or from employees for income taxes, social security taxes and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies, or set aside in an account owned by Seller and established for that purpose.

         Seller is not a party to any pending action or proceeding regarding assessment or collection of Taxes by any governmental authority. To Seller's knowledge, no action or proceeding regarding assessment or collection of Taxes is threatened against Seller. There are no facts or state of facts existing that (with or without the giving of notice or the passage of time or both) could form the basis for any such action or proceeding. Seller has not executed or filed any agreement with the Internal Revenue Service or any other taxing authority extending the period for the assessment or collection of any Taxes.

         3.11 LITIGATION. Except as set forth in SCHEDULE 3.5, there is no suit, proceeding, action, claim or investigation, at law or in equity, pending or, to Seller's knowledge, threatened against or affecting in any way the assets, properties or property interests of Seller. There are no facts or state of facts existing that (with or without the giving of notice or the passage of time or both) could form the basis for any such suit, proceeding, action, claim or investigation. Neither Seller nor any of its assets, property or property interests is subject to any judgement, order, writ, injunction or decree of any court or any federal, state, municipal, foreign or other governmental authority, department, commission, board, bureau, agency or other instrumentality.

         3.12 EMPLOYEE BENEFIT PLANS; ERISA.

               (a) SCHEDULE 3.12 hereto lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other employee benefit arrangement, contract, agreement or policy, including, without limitation, pension, profit sharing or thrift plans, medical benefit programs, death benefit and disability programs, and severance, vacation and sick leave policies applicable to employees of the Seller (hereinafter referred to collectively as the "Plans").

               (b) All Plans have complied in all material respects with all applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and any predecessor Federal income tax laws, ERISA, all other applicable laws and any applicable collective bargaining agreements.

               (c) No single employer defined benefit pension plan or defined benefit plan for a controlled group of corporations included within the Plans has since 1976: (i) had any accumulated minimum funding deficiency; (ii) been granted a waiver of the minimum funding standards contribution; (iii) been terminated by its plan sponsor or the Pension Benefit Guaranty Corporation ("PBGC"); or (iv) incurred or reported a reportable event; and no such Plan has assets valued at fair market value that are less than the present value of all accrued liabilities using PBGC actuarial and interest rate assumptions in effect on the date hereof as applicable to single employer plan terminations or plans for a controlled group of corporations.

         3.13 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution nor delivery by Seller of this Agreement, or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of Seller's Articles of Incorporation or Bylaws, (b) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the passage of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under, any Material Agreement, (c) result in the creation of a lien, security interest, charge or encumbrance upon any of the Assets, or (d) violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which Seller or its properties or assets may be subject. No approval, authorization, consent or other action of, or filing with, or notice to any court, administrative agency or other governmental authority or any other person or entity is required for the execution and delivery by Seller of this Agreement or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, with the exception of the Notice to Commissioner of Revenue pursuant to G.L. c. 62C, ss.51, which notice will be provided by Seller.

         3.14 LICENSES, PERMITS AND AUTHORIZATIONS. Seller has all permits, licenses, certificates of occupancy, approvals or other authorizations from and registrations with federal, state, municipal and foreign governmental agencies and private associations necessary to operate its business (collectively the "Permits") and all such Permits are in full force and effect and no suspension or cancellation of any such Permit is threatened. All such Permits shall continue in full force and effect on behalf of Buyer following consummation of the transactions contemplated by this Agreement. A list of the Permits is included in SCHEDULE 3.14 hereto.

         3.15 INSURANCE. SCHEDULE 3.15 hereto contains a complete list of all insurance policies maintained by Seller with respect to the Business or the Assets.

         3.16 GUARANTEES. Except as set forth in SCHEDULE 3.16 attached hereto, neither the Business nor any of the Assets is or will be at the Closing, directly or indirectly, (I) liable, by guarantee or otherwise, upon or with respect to, (ii) obligated, by discount or repurchase agreement or in any other way, to provide funds in respect of, or (iii) obligated to guarantee or assume, any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

         3.17 CORPORATE AND PERSONNEL DATA; LABOR RELATIONS. Seller is in compliance with all federal, state, local and foreign laws, rules and regulations affecting employment and employment practices of Seller, including those relating to terms and conditions of employment and wages. There are no complaints pending, or to Seller's knowledge threatened, against Seller in connection with any employment related matters. Seller is not a party to any collective bargaining agreement. SCHEDULE 3.17 includes a monthly report which reflects Seller's current payroll; this report accurately reflects Seller's entire current monthly payroll obligations to its employees. SCHEDULE 3.17 also includes a list of the names and compensation levels of any consultants, independent contractors or temporary employees regularly utilized by Seller.

         3.18 COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS. Except as set forth in
SCHEDULE 3.5, Seller has at all times conducted its business and the Assets have been held in compliance with all applicable laws, regulations, ordinances, orders and other requirements of governmental authorities having jurisdiction over Seller. Seller has not received any formal or informal notice, advice, claim or complaint alleging that Seller has violated or may have violated any law, regulation, ordinance or order and, to Seller's knowledge, no such notice, advice, claim or complaint of any type is threatened. Seller has at all times complied and presently comply with all applicable federal, state, local and foreign laws, rules and regulations respecting occupational safety and health standards and Seller has not received complaints from any employee or any federal, state, local or foreign agency alleging any violation of any federal, state, local or foreign laws respecting occupational safety and health standards.

         3.19 ACCURACY OF INFORMATION FURNISHED. No statement contained in this Agreement or any Exhibit or Schedule attached hereto, and no statement contained in any certificate or other instrument or document furnished by or on behalf of Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement for Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois. Buyer has all requisite corporate power and authority to own and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.2 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of Buyer. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Buyer, and enforceable against Buyer in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or the principles governing the availability of equity remedies.

5.      INDEMNIFICATION AND SETOFF.

         5.1 INDEMNIFICATION OBLIGATION OF SELLER. Seller hereby agrees to defend, indemnify and hold harmless Buyer from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Buyer (a "Loss"):

               (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or written agreement of Seller in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

               (b) as a result of, arising from or in connection with any misrepresentation or inaccuracy in, or omission from the Disclosure Schedule or from any certificate, schedule, written statement, document or instrument furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement.

         5.2 INDEMNIFICATION OBLIGATION OF BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Seller (a "Loss"):

               (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or written agreement of Buyer in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

               (b) as a result of, arising from or in connection with the Assumed Obligations.

         5.3 INDEMNITY PROCEDURE. A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to as the "Indemnified Party." The Indemnified Party under this Agreement shall give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim of indemnity under this Agreement; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced. As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled to assume defense thereof (at its expense) provided that counsel for the Indemnifying Party who shall conduct the defense of such claim shall be approved by the Indemnified Party, which approval shall not be unreasonably withheld. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof. If in the Indemnified Party's reasonable judgment, a conflict of interest between the Indemnified

Party and the Indemnifying Party exists in respect of a claim, or, if the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend a claim, the Indemnified Party may assume defense of such claim or action with counsel of its choosing at the Indemnifying Party's cost.

         An Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement (I) involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business or (ii) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         5.4 PAYMENT. The Indemnifying Party shall pay to the Indemnified Party any amounts owed to the Indemnified Party pursuant to this Section 5 within twenty (20) days after written request from the Indemnified Party to the Indemnifying Party to make such payment accompanied by appropriate substantiating documentation. In determining the amount owed hereunder, the parties shall make appropriate adjustments for tax benefits and insurance proceeds. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or entity with respect to the subject matter of the claim or litigation.

6. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Seller):

         6.1 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed all of its obligations and complied with all of its covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made at and as of such time.

         6.3 DELIVERIES. Buyer shall have delivered or caused delivery of the items set forth in Section 2.3 of this Agreement.

         6.4 EMPLOYMENT. Buyer shall have offered employment to each member of CST's office staff (a "CST Office Staff Member") on terms comparable to similarly situated employees of Buyer, including eligibility for benefits and participation in stock option plans, and the compensation to be paid to the CST Office Staff Members shall remain at the level as of the Closing Date through December 31, 1996, and then adjusted thereafter. Eligible CST Office Staff Members shall retain their seniority with Buyer. Notwithstanding any other provision of this Agreement, Buyer shall have no obligation to continue the employment of any CST Office Staff Member.

         6.5 SCHMIDT'S EMPLOYMENT. Buyer shall have offered employment to Schmidt whereby Schmidt will serve as Branch Manager of the Leominster Branch of Buyer through December 31, 1997 (the "Initial Employment Period") at a salary of Fifty-Thousand Dollars ($50,000.00) per year, plus a minimum bonus of Twenty-Five Thousand Dollars ($25,000.00) per year (the bonus to be paid as a monthly draw). The terms of employment shall be comparable to similarly situated employees of Buyer, including eligibility for benefits and participation in stock option plans. Following the Initial Employment Period, Buyer will employ Schmidt in a regional support role at a minimum salary of Sixty-Thousand Dollars ($60,000.00) plus a bonus of up to thirty percent (30%) of salary (with a Fifteen-Thousand Dollar ($15,000.00) minimum bonus), and Schmidt will act in a capacity to support expansion of the Buyer's New England Region.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Buyer):

         7.1 PERFORMANCE OF OBLIGATIONS. Seller shall have performed all of the obligations and complied with all of the covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         7.2 APPROVALS. Seller shall have delivered to Buyer any and all approvals, consents or assignments necessary for the consummation of the transactions contemplated hereby, including, without limitation, any consents required (i) by any governmental or administrative body, (ii) under any Material Agreement, (iii) under any insurance policies that Buyer has determined should continue in force after the Closing, or (iv) under any Permit.

         7.3 ACCESS. Buyer shall have had full and complete access during normal business hours to the properties, assets, books, agreements, files and records of Seller for the purpose of verifying the information set forth herein. Buyer's due diligence investigation shall not relieve Seller from any liability in connection with its representations and warranties set forth in this Agreement.

         7.4 FINANCIAL STATEMENTS. Buyer shall have received a copy of the Financial Statements. Each of the Financial Statements shall be accompanied by a certificate of a company officer in form and substance satisfactory to Buyer. Buyer also shall have received a report of Seller's independent auditors, in form and substance satisfactory to Buyer, regarding certain matters contained in the Financial Statements.

         7.5 PROPERTY. All of Seller's real and personal property shall be in good operating condition, structurally sound and in good repair.

         7.6 APPROVAL. The board of directors of Seller shall have approved Seller entering into this Agreement and the consummation of the transactions contemplated hereby. The board of directors of Buyer shall have approved Buyer's entering into this Agreement and consummation of the transactions contemplated hereby.

         7.7 LITIGATION. There shall not have been instituted, pending or threatened against Seller, any suit, action or other proceeding by any private party or governmental agency, commission, bureau or body seeking to restrain or prohibit any of the transactions contemplated by this Agreement.

         7.8 NONCOMPETITION AGREEMENTS. Buyer and each CST Office Staff Member shall have entered into a Noncompetition Agreement prohibiting such CST Office Staff Member from competing with the Business for a period of one (1) year after such CST Office Staff Member's termination of employment. Buyer and Schmidt shall have entered into a Noncompetition Agreement in substantially the form attached hereto as EXHIBIT G.

         7.9 DISCLOSURE SCHEDULE. Seller shall have furnished to Buyer and its representatives true, correct and complete copies of all documents, agreements and instruments listed in the Disclosure Schedule.

         7.10 DELIVERIES. Seller shall have delivered or caused delivery of the items set forth in Section 2.2 hereof.

         7.11 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Seller contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made anew at and as of such time.

8.      POST-CLOSING COVENANTS.

         8.1 ACCOUNTS RECEIVABLE OF BUYER. Seller covenants and agrees that if Seller inadvertently collects an account receivable of the Buyer, Seller will deliver the amount received to Buyer within ten (10) days of receipt by Seller.

         8.2 ACCOUNTS RECEIVABLE OF SELLER. Buyer covenants and agrees that if Buyer inadvertently collects an account receivable of a Seller as described in the final sentence of Section 3.8, Buyer will deliver the amount received to Seller within ten (10) days of receipt by Buyer.

         8.3 ACCOUNTS RECEIVABLE REPORTS. Seller covenants and agrees that Seller will deliver a weekly accounts receivable report to Buyer for ninety (90) days following the Closing Date.

         8.4 BULK SALES. The parties hereby agree to waive compliance with the bulk sales laws of any state applicable to the transaction contemplated hereby.

         8.5 FURTHER ASSURANCES. Seller and Buyer covenant and agree with each other and their successors and assigns, that each will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement.

9.      MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter. The Exhibits and Schedules to this Agreement are incorporated into and constitute part of this Agreement.

         9.2 AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

         9.3 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.4 SURVIVABILITY. Notwithstanding any investigation made by or on behalf of any party to this Agreement, the written representations and written warranties made under and in connection with this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date and shall survive the Closing and consummation of all the transactions contemplated hereby.

         9.5 WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         9.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         9.7 DESCRIPTIVE HEADINGS/RECITALS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The recitals are incorporated into and made a part of this Agreement.

         9.8 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in counterparts by the separate parties hereto, all of which shall be deemed to be one and the same instrument. Facsimile signatures shall have the same effect as original signatures.

         9.9 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given: when delivered by hand; when delivered by facsimile (if written confirmation of receipt of the facsimile is obtained from the party to be charged with notice); five (5) days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid; or on the second business day after being sent (PREPAID for next day delivery), via Federal Express, Purolator Courier, DHL or other nationally recognized delivery service, as follows:


               If to Seller:        CST Services, Inc.
                                    c/o Claire Schmidt
                                    398 Sunset Lane
                                    Lunenburg, Massachusetts 01462

               With a copy to:      Charles E. Vander Linden
                                    Ciota, Starr & Vander Linden
                                    625 Main Street
                                    Fitchburg, Massachusetts 01420

               If to Buyer:         OutSource International, Inc.
                                    8000 North Federal Highway
                                    Boca Raton, Florida 33487

               With a copy to:      Steven Sonberg, Esq.
                                    Holland & Knight
                                    One East Broward Boulevard
                                    Fort Lauderdale, FL  33301
                                    Phone:  305 468-7819
                                    Fax:  305 463-2030

or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

         9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the express written consent of the other party hereto.

         9.11 APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Florida.

         9.12 BROKERS AND AGENTS. Seller has retained a broker with respect to the transaction contemplated pursuant to this Agreement. Accordingly, Seller agrees to indemnify the Buyer with respect to any claims made by any third party claiming a brokerage fee or commission through Seller arising out of the transactions contemplated by this Agreement. Buyer has not retained a broker with respect to the transaction contemplated pursuant to this Agreement. Accordingly, Buyer agrees to indemnify the Seller with respect to any claims made by any third party claiming a brokerage fee or commission through Buyer arising out of the transactions contemplated by this Agreement.

         9.13 EXPENSES. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including accountants' and attorneys' fees, except that Buyer and Seller shall each pay fifty percent (50%) of the cost of obtaining audited financial statements of Seller, provided, however, that Seller's share of the cost of obtaining audited financial statements of Seller shall not exceed Twenty Thousand Dollars ($20,000.00).

         9.14 CONFIDENTIALITY. No party hereto shall divulge the existence of the terms of this Agreement, the transactions contemplated hereby or any information about another party that such party may have acquired in connection with the transaction, without the prior written approval of all of the parties hereto, except and as to the extent (i) obligated by law or, (ii) necessary for such party to defend or prosecute any litigation in connection with the transactions contemplated hereby. The parties hereto acknowledge that any breach of the foregoing will give rise to irreparable injury that is not compensable in damages and agree that any party may seek and obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to such party against the breach or threatened breach of such covenants, in addition to any other legal remedies which may be available.

         9.15 CERTAIN INTERPRETATIONS. Words such as "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

         9.16 CONSENT TO JURISDICTION. The parties to this Agreement agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Florida state or federal court sitting in Broward County, Florida and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party (I) waives any objection which it may have that such court is not a convenient forum for any such adjudication, (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby and (iii) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegals' fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled. The prevailing party shall be the party that prevails on its claim whether or not an award or judgement is entered in its favor. To the extent that the Promissory Note and Employment Agreement provided that they shall be governed by Massachusetts law and further provide for venue and jurisdiction in Massachusetts, those provisions shall govern.

         9.17 EQUITABLE RELIEF. The parties hereto acknowledge and agree that any party's remedy at law for any breach or threatened breach of this Agreement which relates to requiring that the breaching party take any action or refrain from taking any action, would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party shall be entitled to obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                     BUYER:
Witness:
                                     OutSource International, Inc.
/s/ BARBARA J. MEALEY
--------------------------
                                     By: /s/ PAUL BURRELL
/s/ PHYLLIS J. HART                     --------------------------
--------------------------           Name: Paul Burrell
                                          ------------------------
                                     Title: Vice President
                                          ------------------------

                                     SELLER:
Witness:
                                     CST Services, Inc.
/s/ BARBARA J. MEALEY
--------------------------
                                     By: /s/ CLAIRE SCHMIDT
/s/ PHYLLIS J. HART                     --------------------------
--------------------------           Name: Claire Schmidt
                                          ------------------------
                                     Title: President
                                          ------------------------

                                LIST OF EXHIBITS


Exhibit A                      List of Assumed Obligations

Exhibit B                      Allocation of Purchase Price

Exhibit C                      Promissory Note

Exhibit D                      Bill of Sale

Exhibit E                      Assignment and Assumption Agreement

Exhibit F                      Calculation of Purchase Price

Exhibit G                      Noncompetition Agreement

Exhibit H                      Assignment of Applications

                                LIST OF SCHEDULES


Schedule 3.1                    Title to Assets

Schedule 3.2                    Corporate Status of CST

Schedule 3.4                    Condition of Real and Personal Property; Leases

Schedule 3.5                    Financial Statements; Undisclosed Liabilities

Schedule 3.6                    Absence of Certain Changes or Events

Schedule 3.7                    Contracts and Commitments

Schedule 3.8                    Accounts Receivable

Schedule 3.9                    Intellectual Property

Schedule 3.12                   Employee Benefit Plans; ERISA

Schedule 3.14                   Licenses, Permits and Authorizations

Schedule 3.15                   Insurance

Schedule 3.16                   Guarantees

Schedule 3.17                   Corporate and Personnel Data; Labor Relations